Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

NEW ERA ENERGY & DIGITAL, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	Other	2,358,101,704	$0.40	$1,013,983,732.72	0.0001531	$155,240.91
Fees Previously Paid
Other		Common Stock, par value $0.0001 per share	(2)	Other	5,218,690	0.48	2,504,971.20	0.0001531	383.51
Fees to be Paid		Common Stock, par value $0.0001 per share, underlying Public Warrants, exercise price of $11.50 per share	(3)	457(o)	5,750,000	$11.50	$66,125,000.00	0.0001531	$10,123.74

Total Offering Amounts:							$1,082,613,703.92		165,748.16
Total Fees Previously Paid:									10,507.25
Total Fee Offsets:									0.00
Net Fee Due:									$155,240.91

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Offering Note(s)

(1)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

Based on the average of the high and low price of the Registrant’s Common Stock on the Nasdaq on August 8, 2025.
(2)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

Based on the average of the high and low price of the Registrant’s Common Stock on the Nasdaq on July 18, 2025.
(3)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

The price per share used to obtain the maximum offering amount of such common stock for the purpose of calculating the registration fee was the exercise price per share underlying each of such warrants ($11.50) on the date hereof.